ARTICLE 4
                                TERM AND DURATION

         4.1 The Company shall commence upon the filing of the Certificate of Formation, and shall continue in full force and effect until May 1, 2024, provided, however, that the Company shall be dissolved prior to such date upon the happening of any of the following events:

         (a) The mutual written consent of the Members to dissolve the Company.

         (b) The sale or other divestiture of all or substantially all of the assets of the Company and the distribution of the proceeds thereof to the Members, including real estate or interests held or owned by the Company (other than a transfer to a nominee of the Company for any Company purpose, which event shall not be construed as an event of termination); provided, however, that (i) if the Company receives a purchase money mortgage or other collateral security in connection with such sale, the Company shall continue (A) until such mortgage or security interest is paid in full or otherwise disposed of, or (B) in the event of foreclosure of such mortgage, or security interest provided the Company retains title therein; and (ii) the Company shall continue if the assets of the Company are exchanged under Section 1031 of the Code.

         (c) Upon the death, retirement, expulsion, bankruptcy or dissolution of a Member or occurrence of any other event that terminates the continued membership of a Member in the Company (a "Dissolution Event") unless the business of the Company is continued by the unanimous consent of the remaining Members within ninety (90) days following the Dissolution Event.

         (d) The entry of a decree of judicial dissolution under Section 49 of the Act.

         (e) The happening of any other prior event which pursuant to the terms and provisions of this Operating Agreement shall cause a dissolution or termination of the Company.

4.2 Upon any dissolution of the Company, the distribution of the Company's assets and the winding up of its affairs shall be concluded in accordance with
Article 19 of this Operating Agreement.